INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-39208, 33-54287 and 33-54307 on Form S-8 of our report dated March 3, 1995
(which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for income taxes discussed in Note 3 to those financial statements), appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 11, 1995